Investor Presentation September 13, 2023

Safe Harbor Statement Cautionary Note Regarding Forward-Looking Statements The information contained in this report may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words "believe" "anticipate," "estimate," "expect," "project," "target," "goal" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to those set forth below: • Operating, legal and regulatory risks; • Economic, political and competitive forces; • General economic conditions, either nationally or in our market areas, that are worse than expected included as a result of employment levels and labor shortages, and the effect of inflation, a potential recession or slowed economic growth caused by supply chain disruptions or otherwise; • Legislative, regulatory and accounting changes, including increased assessments by the Federal Deposit Insurance Corporation; • Monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; • Demand for our financial products and services in our market area; • Major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies; • Inflation or volatility in interest rates that reduce our margins and yields, the fair value of financial instruments or our level of loan originations or prepayments on loans we have made and make; • Fluctuations in real estate values in our market area; • A failure to maintain adequate levels of capital and liquidity to support our operations; • The composition and credit quality of our loan and investment portfolios; • Changes in the level and direction of loan delinquencies, classified and criticized loans and charge-offs and changes in estimates of the adequacy of the allowance for credit losses; • Changes in the economic assumptions utilized to calculate the allowance for credit losses; • Our ability to access cost-effective funding; • Changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; • Our ability to implement our business strategies; • Our ability to manage market risk, credit risk and operational risk; • Timing and amount of revenue and expenditures; • Adverse changes in the securities markets; • The impact of any military conflict, terrorist act or other geopolitical acts; 2

Safe Harbor Statement (cont’d) Cautionary Note Regarding Forward-Looking Statements • Our ability to enter new markets successfully and capitalize on growth opportunities; • Competition for loans, deposits and employees; • System failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers; • The failure to maintain current technologies and/or to successfully implement future information technology enhancements; • Our ability to retain key employees; • Other risks and uncertainties, including those occurring in the U.S. and world financial systems; and • The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of the report. Univest Financial Corporation (the Corporation) expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Corporation's expectations with regard to any change in events, conditions or circumstances on which any such statement is based. 3

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures include tangible common equity, core net interest income excluding PPP, core noninterest expense excluding purchase accounting (“PA”), core tax equivalent revenue, core pre-tax pre- provision income less net charge-offs (“PTPP-NCO”), average assets excluding PPP, and average interest earning assets excluding excess liquidity and PPP. Management uses these “non-GAAP” measures in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Corporation believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 4

COMPANY OVERVIEW

Univest Company Overview • Headquartered in Souderton, Pennsylvania (Montgomery County) • Bank founded in 1876, holding company formed in 1973 • Engaged in financial services business, providing full range of banking, insurance and wealth management services ◦ Comprehensive financial solutions delivered locally • Experienced management team with proven performance track record • Primarily serving thirteen counties in the Southeastern and Central regions of Pennsylvania and three counties in Southern New Jersey; recently expanded into Western PA and Maryland • Operating leverage and scale with $7.6 billion of assets, $4.5 billion of assets under management and supervision and agent for $210 million of underwritten insurance premiums as of 6/30/23 6

UVSP by the Numbers 7 7th Largest Diversified Financial Institution Headquartered in PA 9.6% 1 Core PTPP-NCO2 <---5-year CAGR---> 8.0% TBV/Share Conservatively Managed Organic Growth Engine ~25% - 30% Fee Income Business Revenue/Total 11.1% 5-yr CAGR Organic Loan Growth w/ Exceptional Asset Quality 10.6% 5-yr CAGR Organic Core Deposit Growth 2nd Largest Bank-owned Insurance Agency in PA 3rd Largest Bank-owned Wealth Management business in PA 1. 5-year CAGR is calculated by comparing 2018 Core PTPP-NCO to annualized YTD 2023 Core PTPP-NCO. 2. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation.

Deposits and Liquidity Highlights (As of June 30, 2023) 8 Committed borrowing capacity of $3.2 billion ($2.0 billion available1) Estimated unprotected deposits totaled $1.4 billion3 or 23.3% of total deposits Noninterest-bearing deposits represent 26.4% of total deposits Prudently managed investment portfolio: ~ 7% of total assets Unrealized loss ~ 8%4 of equity5 Brokered deposits totaled $431 million or 5.7% of total assets. Additional available liquidity from future brokered deposits up to $1.1 billion2 Uncommitted funding sources of $410.0 million ($285.0 million unused) 1. Reflects usage of $423 million of FHLB advances and $816 million of letters of credit used to collateralize our public fund deposits 2. Brokered Deposit policy limit allows for a maximum of 20% of assets 3. Excludes insured, collateralized and internal accounts 4. Includes AFS and HTM investments 5. Excludes AOCI impact of unrealized losses on AFS investments

Deposit and Liquidity Update (As of September 11, 2023)

Deposits

Dollars in thousands	6/30/23	%	9/11/23	%	Change	%
Noninterest-Bearing Deposits	$ 1,582,767	26.4%	$ 1,551,898	23.7%	$ (30,869)	(2.0)%
Demand Deposits	2,433,585	40.6%	3,024,528	46.2%	590,943	24.3%
Savings Deposits	866,687	14.5%	811,021	12.4%	(55,666)	(6.4)%
Time Deposits	1,104,363	18.4%	1,157,165	17.7%	52,802	4.8%
Total Deposits	**$ 5,987,402**		**$ 6,544,612**		**$ 557,210**	9.3%
Consumer	$ 2,297,358	38.4%	$ 2,250,777	34.4%	$ (46,581)	(2.0)%
Commercial	2,326,608	38.9%	2,433,076	37.2%	106,468	4.6%
Public Funds	932,006	15.6%	1,415,887	21.6%	483,881	51.9%
Brokered	431,430	7.2%	444,872	6.8%	13,442	3.1%
Total Deposits	**$ 5,987,402**		**$ 6,544,612**		**$ 557,210**	9.3%
Total estimated unprotected deposits [1]	$ 1,397,000		$ 1,471,000		$ 74,000	5.3%
% of Total deposits	23.3 %		22.5 %			

[1] Excludes insured, collateralized and internal accounts.

Liquidity

Dollars in millions	6/30/23 Balance	6/30/23 Unused	9/11/23 Balance	9/11/23 Unused	Change Balance	Change Unused
FHLB - Pittsburgh [1]	$ 422.8	$ 1,817.7	$ 320.0	$ 1,583.0	$ (102.8)	$ (234.7)
Federal Fund Lines (9 Lenders) [2]	125.0	285.0	95.0	410.0	(30.0)	125.0
FRB - Philadelphia	—	137.4	—	132.0	—	(5.4)
Univest Financial Corp LOC [3]	—	10.0	—	10.0	—	—
Total	$ 547.8	$ 2,250.1	$ 415.0	$ 2,135.0	$ (132.8)	$ (115.1)
Total Broker Deposit Capacity Per Policy [4]		1,520.0		1,587.5		67.5
Available Broker Deposit Capacity		1,089.0		1,143.0		54.0

[1] Balances do not include letters of credit used to collateralize public fund deposits ($816 million at June 30, 2023 and $1,232 million at September 11, 2023)
[2] Uncommitted lines ranging from $15 million to $75 million
[3] Holding Company Line of Credit with 3rd Party Financial Institution
[4] 20% of Total Assets

9

Expense Management Strategies 10 In response to the current macroeconomic headwinds, certain expense management strategies, which are described below, were executed during the second quarter of 2023. • Estimated annual savings of ~$5.4 million. • Headcount Rationalization ◦ ~28 FTE reduction primarily concentrated within certain Commercial & Mortgage lending teams ◦ Includes ~8 CRE team members; ~50% reduction in size of group ◦ ~$1.1 million in one-time costs ◦ ~$3.9 million in annual savings • Branch Optimization ◦ Reducing physical presence by net 3 locations ◦ Closing the East Greenville financial center in Q4 2023 ▪ ~$0.5 million in annual savings ◦ Combining Hatboro & Bensalem locations into existing Warminster location in Q4 2023 ▪ ~$1.0 million in annual savings

Executive Leadership Team 11 Name Age Tenure (yrs) with Univest Title Jeffrey M. Schweitzer 50 15 President and CEO, Univest Financial Corporation Michael S. Keim 55 14 Chief Operating Officer, Univest Financial Corporation and President, Univest Bank and Trust Co. Brian J. Richardson 40 7 Senior Executive Vice President, Chief Financial Officer Megan D. Santana 48 7 Senior Executive Vice President, Chief Risk Officer and General Counsel Patrick C. McCormick 46 1 Executive Vice President, Chief Credit Officer John Haurin 58 7 President, Commercial Banking, East Penn and NJ Division Thomas J. Jordan 55 7 President, Commercial Banking, Central PA Division Christopher M. Trombetta 53 1 President, Commercial Banking, Western PA Division Matthew L. Cohen 40 1 President, Commercial Banking, Maryland Division Ronald R. Flaherty 56 14 President, Univest Insurance, LLC David W. Geibel 50 9 President, Girard (Univest Wealth Management Division) William J. Clark 59 17 President, Univest Capital, Inc. Brian E. Grzebin 51 5 President, Mortgage Banking Division Dana E. Brown 55 6 President, Consumer Services Eric W. Conner 52 17 Senior Executive Vice President and Chief Information Officer M. Theresa Fosko 53 19 Executive Vice President and Director of Human Resources Briana J. Dona 42 22 Executive Vice President and Managing Director of Innovation Joseph A. Pensabene 56 0 Executive Vice President and Managing Director of Operations (joined Univest August 2022) 11

Univest Primary Physical Service Area 12 Expansion Markets Western PA Maryland KEY Headquarters Financial Center Regional Center Regional Center (Deposit Taking) Insurance

• Univest is one of the two largest community focused financial institutions remaining headquartered in the Philadelphia market (WSFS being the other) • Univest Bank and Trust Co. primarily operates in thirteen counties in Pennsylvania including: Berks, Bucks, Chester, Cumberland, Dauphin, Delaware, Lancaster, Lebanon, Lehigh, Montgomery, Northampton, Philadelphia and York. Additionally, Univest Bank and Trust Co. recently expanded into Western PA and Maryland. • The current Univest financial center network is predominantly concentrated in Bucks, Lancaster, Montgomery and Philadelphia counties Market Opportunity Source: FDIC Market Share Data 13 Market Share (6/30/22) Market Market Rank # of Branches Deposits 6/2022 Share % 6/2021 Share % Montgomery County 5th 12 $3.0B 7.2% 7.1% Bucks County 7th 9 $1.4B 5.4% 5.3% Philadelphia County 13th 6 $500M 0.7% 0.7% Lancaster County 10th 5 $467M 2.9% 2.8%

2023 Strategy 14 Grow Fee Revenue: ■ Continue to grow non-interest income and pre-tax income in the Mortgage Banking, Wealth Management and Insurance lines of business Improve Operating Leverage: ■ Maximize the potential of digital capabilities to create operating leverage and reduce our efficiency ratio Balance Sheet Optimization: ■ Maintain net interest margin in 2023 with peer competitive metrics ■ Execute a diversified deposit sourcing strategy Digital Transformation: ■ Leverage our previous technology investments and further enhance our ability to deliver our financial solutions digitally with a human touch; Focus on data analytics and personalization to increase capture from existing customers ■ Achieve the hub and spoke operating model when entering new markets without sacrificing on customer service ESG Initiatives and Reporting: ■ Continue to enhance ESG reporting to comply with evolving SEC requirements ■ Execute on third year of three-year Strategic Roadmap related to diversity, equity and inclusion

Attractive Investment Opportunity 15 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Based on price of $17.57 (represents average closing price 9/5/23-9/11/23). 3. Based on analyst average consensus of $2.30 Reported EPS for 2023 (KBW projection of $2.32, Piper Sandler projection of $2.24 and Stephens projection of $2.34). 18.53% 17.83% 1.56% 1.49% 14.05% 13.71% Core PTPP-NCO ROATE Core PTPP-NCO ROAA Core PTPP-NCO ROAE 2022 YTD Q2 2023 —% 10.00% 20.00% 30.00% Strong Earnings Performance1 Dividend Yield 4.78% (2) 7.6x Projected 2023 EPS (2)(3) 0.83x Tangible Book Value per Share (1)(2) Attractive Valuation Super-Community Bank Headquartered in attractive Southeastern Pennsylvania market Opportunity and ability to scale and obtain operating leverage Diversified lines of business and revenue streams (i.e. Noninterest Income represents ~25% - 30% of total revenue)

SUMMARY FINANCIAL HIGHLIGHTS

YTD Q2 2023 Results 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Includes PA capital stock tax expense - increases efficiency ratio by approximately 170 bps 17 Earnings Loans & Deposits Key Ratios Reported Earnings: $37.8 million $1.28 per Share Core PTPP-NCO1: $54.3 million Reported ROAA: 1.04% Core PTPP-NCO ROAA1: 1.49% Reported ROATE 1: 12.45% Core PTPP-NCO ROATE 1: 17.83% Annualized Loan Growth: 11.0% Annualized Deposit Growth: 2.4% Average Loan to Deposit Ratio: 107.3% Net Interest Margin1 of 3.35% (tax-equivalent) Reported Efficiency Ratio2 of 64.4% Non-Performing Assets to Total Assets of 0.45% Tangible Equity1 to Tangible Assets of 8.45% and Tangible Book Value Per Share of $21.27 at 6/30/23

$64,978 $68,620 $84,911 $85,340 $87,236 $108,434 $54,258 2017 2018 2019 2020 2021 2022 YTD 2023 $— $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 Core Pre-Tax Pre-Provision Income less Net Charge-Offs1 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 18

$14.44 $15.24 $17.01 $17.66 $20.14 $20.42 $21.27 2017 2018 2019 2020 2021 2022 YTD 2023 $— $5.00 $10.00 $15.00 $20.00 $25.00 Tangible Book Value Per Share1 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Assumes no Wealth Management or Insurance acquisitions. Target 8-10% Annual Growth 2 2017 - 2023 CAGR = 7.3% 19 12/31/22 vs 6/30/23 $20.42 $1.29 $(0.48) $0.04 $21.27 12/31/22 Earnings Buybacks, Dividends, Other AOCI 6/30/2023 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 1 12/31/21 vs 6/30/23 $20.14 $3.95 $(1.28) $(1.52) $21.27 12/31/21 Earnings Buybacks, Dividends, Other AOCI 6/30/2023 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00

Core PTPP- NCO ROAA & ROTE 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 1.49% 1.45% 1.63% 1.51% 1.37% 1.56% 1.49% 2017 2018 2019 2020 2021 2022 YTD 2023 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 1.80% 1.90% 2.00% 19.54% 16.33% 18.20% 17.58% 15.77% 18.53% 17.83% 2017 2018 2019 2020 2021 2022 YTD 2023 12.00% 13.00% 14.00% 15.00% 16.00% 17.00% 18.00% 19.00% 20.00% 21.00% 22.00% 20 Core PTPP-NCO ROAA1 Core PTPP-NCO ROTE1

Net Interest Income 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Pro forma tax equivalent margin calculation excludes purchase accounting accretion and is based upon a pro forma 21% tax rate for all periods presented 21 3.35% 3.78% 3.72% 3.67% 3.37% 3.18% 3.52% 3.78% 3.72% 3.59% 3.16% 3.06% 3.38% 3.35% 0.08% 0.21% 0.12% 0.14% Reported NIM (2) PPP & Excess Liquidity Core Net Interest Income excluding PPP (1) 2017 2018 2019 2020 2021 2022 2023 2.60% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $130,000 $140,000 $150,000 $160,000 $170,000 $180,000 $190,000 $200,000 $210,000 $220,000 Core Net Interest Margin

62.5% 61.9% 61.4% 60.6% 60.9% 62.4% 64.4% 60.8% 60.1% 60.2% 60.7% 63.2% 59.7% 60.3% Reported Efficiency Ratio (Noninterest Expense/Tax Equivalent Revenue) Efficiency Ratio (Core Noninterest Expense Excluding PA Shares Tax/Core Tax Equivalent Revenue) (1),(2) 2017 2018 2019 2020 2021 2022 YTD 2023 50.0% 52.5% 55.0% 57.5% 60.0% 62.5% 65.0% 67.5% 70.0% 72.5% 75.0% Efficiency Ratio 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Based upon a pro forma 21% tax rate for all periods presented. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense. 22 UVSP pays a Bank Share Tax rather than Bank Income Tax to the Commonwealth of Pennsylvania as a result of our type of charter. This amount is included in noninterest expense and increases our efficiency ratio by approximately 170 bps compared to other banks that do not have this tax. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense.

Revenue (excluding PPP impact) 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. 2022 is a pro forma annualized figure - (YTD Q3/3x4) Revenue = Net Interest Income + Noninterest Income $ (0 00 ) N on-Interest Incom e % of Total R evenue Net Interest Income (excl PPP) Non-Interest Income Non-Interest Income % of Total revenue 2017 2018 2019 2020 (1) 2021 (1) 2022 (1) YTD 2023 — 50,000 100,000 150,000 200,000 250,000 300,000 350,000 —% 10% 20% 30% 40% 50% 23 Commercial, 67.1% Consumer, 0.7% Mortgage, 13.1% Univest Capital, 2.7% Wealth, 8.7% Insurance, 7.8% Revenue Revenue by Line of Business (YTD Q2 2023) 1

Fee Income 24 $55,963 $59,240 $60,173 $65,422 $78,328 $83,224 $77,885 $39,513 33% 29% 28% 28% 32% 32% 26% 26% Trust / Wealth Fee Income Insurance Fee Income Mortgage Banking Service Charges on Deposit Accounts Other Service Fee Income BOLI Other % of Total Revenue 2016 2017 2018 2019 2020 2021 2022 YTD Q2 2023 $— $12,000 $24,000 $36,000 $48,000 $60,000 $72,000 $84,000 $96,000 —% 10% 20% 30% 40% 50%

Assets and Loans Chart data as of December 31 except for 2023 (6/30) Assets Excluding PPP Loans: 2020 = $5.9B, 2021 = $7.1B and 2022 = $7.2B $ (0 00 ) $4.2B $4.6B $5.0B $5.4B $6.3B $7.1B $7.2B $7.6B Net Loans & Leases Total Investment Securities Other Assets Cash and Due From Banks 2016 2017 2018 2019 2020 2021 2022 2023 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 25 Assets Loans by Segment (excluding PPP) $3.3B $3.6B $4.0B $4.4B $4.8B $5.3B $6.1B $6.5B Commercial Real Estate Commercial, financial and agricultural Real Estate - Residential Loans to Individuals Lease Financings 2016 2017 2018 2019 2020 2021 2022 2023 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 CAGR = 11.0%

Liabilities and Deposits Chart data as of December 31 except for 2023 (6/30) $ (0 00 ) $3.7B $4.0B $4.4B $4.7B $5.6B $6.3B $6.4B $6.8B Interest-Bearing Deposits Noninterest-Bearing Deposits Borrowings Other Liabilities 2016 2017 2018 2019 2020 2021 2022 2023 $— $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $ (0 00 ) $3.3B $3.6B $3.9B $4.4B $5.2B $6.1B $5.9B $6.0B DD, Noninterest-Bearing DD, Interest-Bearing Regular Savings Time Deposits 2016 2017 2018 2019 2020 2021 2022 2023 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 26 CAGR = 9.8% Liabilities Deposits

Stable Asset Quality Chart data as of December 31 except for 2023 (6/30) $ (0 00 ) Nonaccrual Loans and Leases ACL/nonaccrual loans and leases 2016 2017 2018 2019 2020 2021 2022 2023 $— $10,000 $20,000 $30,000 $40,000 $50,000 0.0% 100.0% 200.0% 300.0% 400.0% 500.0% 600.0% $ (0 00 ) Nonaccrual & 90+ Past Due Loans and Leases Troubled Debt Restructured Loans and Leases Other Real Estate Owned Ratio of Net Charge-offs to Avg Loans and Leases Nonperforming Assets to Total Assets 2016 2017 2018 2019 2020 2021 2022 2023 $— $10,000 $20,000 $30,000 $40,000 $50,000 (0.25)% —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 27 Nonperforming Assets Nonaccrual Loans & Leases

Current Expected Credit Loss (CECL)1 28 $( 00 0) $35.3 $12.9 $36.3 $3.1 $(4.6) $83.0 $(10.5) $(0.4) $(0.2) $71.9 $4.3 $6.7 $(3.9) $79.0 $6.1 $1.0 $(3.4) $82.7 2019 CECL Adoption Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs 2020 Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs 2021 Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs 2022 Loan growth and changes in economic related assumptions Specific Reserves Net Charge- Offs Q2 2023 $— $25.0 $50.0 $75.0 $100.0 1.72% 1.36% 1.29% Coverage Ratio 0.85% 1.10% 1. Reflects the current expected credit loss for loans and leases only; excludes the current expected credit loss for investment securities and unfunded commitments 1.28%

LIQUIDITY AND CAPITAL

Liquidity and Capital All data in millions, as of 6/30/23 Balance Unused FHLB - Pittsburgh* $ 422.8 $ 1,817.7 Federal Fund Lines (9 Lenders)** 125.0 285.0 FRB - Philadelphia — 137.4 Univest Financial Corp. LOC 1 — 10.0 Total $ 547.8 $ 2,250.1 *FHLB unused capacity excludes outstanding letters of credit and advances **Uncommitted lines ranging from $15mm to $75mm 1 Holding Company Line of Credit with 3rd Party Financial Institution Period Amount 2023 $ 85.0 2024 140.3 2025 105.1 2026 131.1 2027 87.5 2028 151.6 Total $ 700.6 30 Liabilities & Shareholders’ Equity Borrowing Sources – as of 6/30/23 Wholesale Term Funding Maturities – as of 6/30/23 Business Deposits, 30.6% Public Funds Deposits, 12.3% Consumer Deposits, 30.2% Brokered Deposits, 5.7% Other Borrowings, 7.4% Subordinated debt, 2.0% Other Liabilities, 1.2% Shareholders’ Equity, 10.6% $7.6 Billion at 6/30/23

Strong Capital Ratios Provide for Operating Flexibility 31 Tier 1 (Leverage) 8.84% 10.48% 10.13% 10.02% 9.08% 9.13% 9.81% 9.59% 5.00% Required Capital Ratio with full Basel III phase-in Univest Financial Corp (6/30/23) 2016 2017 2018 2019 2020 2021 2022 2023 —% 5.00% 10.00% 15.00% Tier 1 (Common/RBC) 9.42% 11.11% 10.88% 11.03% 10.76% 11.08% 10.37% 10.26% 8.50% Required Capital Ratio with full Basel III phase-in Univest Financial Corp (6/30/23) 2016 2017 2018 2019 2020 2021 2022 2023 —% 5.00% 10.00% 15.00% Total (RBC) 12.44% 14.00% 13.70% 13.78% 15.31% 13.77% 13.67% 13.54% 10.50% Required Capital Ratio with full Basel III phase-in Univest Financial Corp (6/30/23) 2016 2017 2018 2019 2020 2021 2022 2022 —% 5.00% 10.00% 15.00% 20.00% Tangible Common Equity to Tangible Assets 7.97% 9.68% 9.29% 9.59% 8.40% 8.56% 8.49% 8.45% 2016 2017 2018 2019 2020 2021 2022 6/30/23 —% 2.50% 5.00% 7.50% 10.00% 12.50% Tier 1 and Common Equity Tier 1 Capital Ratios are the same. Parent Cash as of 6/30/23 was $120.5 million

Largest Deposit Relationships 1 – As of 6/30/23 32 Deposits Balance Rank Type (000s) 1 Public Funds 75,152 2 Bus / Corp 68,340 3 Public Funds 54,237 4 Bus / Corp 51,984 5 Public Funds 43,425 6 Bus / Corp 40,772 7 Bus / Corp 40,519 8 Public Funds 35,214 9 Public Funds 34,017 10 Bus / Corp 65,432 11 Public Funds 33,969 12 Bus / Corp 32,038 13 Public Funds 31,522 14 Public Funds 30,430 15 Bus / Corp 28,585 16 Bus / Corp 27,182 17 Public Funds 26,396 18 Bus / Corp 26,344 19 Public Funds 23,702 20 Public Funds 22,948 1. Excludes Brokered Deposits and CD’s

Investments Municipal Bonds Corporate Bonds (in millions) (in millions) Moody’s Rating State Moody’s Rating Aaa 1.0 PA 1.3 Aa3 1.0 Aa3 — TN 1.0 Aa2 1.5 Aa2 — Total 2.3 Aa1 — A1 — Aaa 0.5 A2 — A3 13.9 N/A 1.3 A2 16.5 Total 2.3 A1 47.5 Baa2 — S&P Rating Type Baa1 — AAA 1.0 GO 2.3 WR — AA 1.3 REV — N/A 10.0 NR — Total 2.3 Total 90.9 N/A — Total 2.3 33 MBS/ CMO 82.9% Other 0.7% Corporate Bonds 16.0% Municipal Bonds 0.4% $513 Million at 6/30/23 Investment Portfolio Investment Portfolio Details

LOAN PORTFOLIO DETAIL AND CREDIT OVERVIEW

Loan & Lease Detail Chart Data is as of December 31 except for 2023 (6/30) 2020 - 2022 Total Loans excludes PPP 35 1,375 1,542 1,741 2,040 2,459 2,719 3,028 3,222 823 896 938 947 893 956 1,087 1,039 175 176 216 233 243 284 382 413 294 342 363 374 381 410 478 518 30 28 33 30 27 26 28 26 291 322 388 439 488 541 730 833 163 184 186 174 167 159 177 175 135 130 142 149 165 185 211 237 Real estate-commercial Commercial, Financial and Agricultural Real estate-construction Real estate-residential secured for business purpose Loans to individuals Real estate-residential secured for personal purpose Real estate-home equity secured for personal purpose Lease financings 2016 2017 2018 2019 2020 2021 2022 2023 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 $6,000 $6,500

Largest Loan Exposures – As of 6/30/23

Commercial Real Estate and Residential Real Estate Secured for Business Purposes
$4,153M | Avg Loan Size $618K

Rank	Loan Type/Industry	Risk Rating		Exposure (000s)	Geography
1	CRE - Retail	Pass	$	42,736	Southeastern PA
2	New Car Dealers	Pass	$	41,052	Southeastern PA
3	CRE - Mixed-Use	Pass	$	39,500	Southeastern PA
4	Land Subdivision	Pass	$	38,272	Southeastern PA
5	Real Estate Development	Pass	$	38,235	Southeastern PA
6	CRE - Retail	Pass	$	35,191	New Jersey
7	CRE - Office	Pass	$	34,772	Southeastern PA
8	CRE - Various	Pass	$	34,737	Central PA
9	Hotels & Motels	Pass	$	33,922	New Jersey
10	CRE - multi-family	Pass	$	32,831	New Jersey

Commercial & Industrial
$1,039M | Avg Loan Size $343K

Rank	Loan Type/Industry	Risk Rating		Exposure (000s)	Geography
1	Rental and Leasing Services	Pass	$	45,000	New Jersey
2	Motor Vehicle and Parts Dealers	Pass	$	45,000	Southeastern PA
3	Private Equity & Special Purpose Entities	Pass	$	42,500	Southeastern PA
4	Private Equity & Special Purpose Entities	Pass	$	36,000	Southeastern PA
5	Merchant Wholesalers	Pass	$	35,429	Northeastern PA
6	Poultry Farms	Pass	$	35,198	Central PA
7	Credit Intermediation & Other Activities	Pass	$	35,000	New Jersey
8	Truck Transportation	Pass	$	31,116	New Jersey
9	CRE - various	Pass	$	31,041	Lehigh Valley
10	Health Care & Home Care Products	Pass	$	30,725	New York

Equipment Finance
$237M | Avg Balance per Account $45K

Rank	Loan Type/Industry	Risk Rating		Exposure (000s)	Geography
1	School District	---N/A---	$	2,326	Pennsylvania
2	Storage Facility		$	1,928	New Jersey
3	Fire Department		$	1,239	New Jersey
4	School District		$	1,214	Pennsylvania
5	Contractor		$	1,083	Pennsylvania
6	School District		$	1,070	New Jersey
7	School District		$	1,053	New Jersey
8	Construction		$	996	New Jersey
9	School District		$	863	Pennsylvania
10	Medical		$	736	New Jersey

Consumer Loans
$1,144M | Avg Loan Size $392K (Res Mtg) / $56K (HE) / $24K (Cons)

Rank	Loan Type/Industry	Risk Rating		Exposure (000s)	Geography
1	1-4 Family Residential	---N/A---	$	6,399	Florida
2	Constr-Perm 10yr ARM 1-4 Family Res.		$	3,421	Connecticut
3	1-4 Family Residential		$	3,148	Florida
4	1-4 Family Residential		$	3,056	New Jersey
5	1-4 Family Residential		$	2,799	New Jersey
6	1-4 Family Residential		$	2,764	New Jersey
7	1-4 Family Residential		$	2,666	Pennsylvania
8	1-4 Family Residential		$	2,654	New Jersey
9	Constr-Perm 15yr ARM 1-4 Family Res.		$	2,640	New Jersey
10	Constr-Perm 15yr ARM 1-4 Family Res.		$	2,531	Connecticut

36

Loan Portfolio Overview – As of 6/30/23

Industry Description	Total Outstanding Balance		% of Commercial Loan Portfolio
CRE - Retail	$	468,650	9.0 %
Animal Production		350,654	6.8
CRE - Multi-family		306,508	5.9
CRE - Office		303,848	5.9
CRE - 1-4 Family Residential Investment		282,613	5.4
CRE - Industrial / Warehouse		226,781	4.4
Hotels & Motels (Accommodation)		191,824	3.7
Nursing and Residential Care Facilities		174,408	3.4
Specialty Trade Contractors		170,316	3.3
Education		155,108	3.0
Homebuilding (tract developers, remodelers)		151,225	2.9
Merchant Wholesalers, Durable Goods		132,533	2.6
Motor Vehicle and Parts Dealers		120,027	2.3
CRE - Mixed-Use - Residential		110,604	2.1
Crop Production		98,772	1.9
Administrative and Support Services		88,027	1.7
Rental and Leasing Services		86,872	1.7
Wood Product Manufacturing		81,867	1.6
Repair and Maintenance		81,038	1.6
Real Estate Lenders, Secondary Market Financing		79,265	1.5
CRE - Mixed-Use - Commercial		77,981	1.5
Religious Organizations, Advocacy Groups		74,106	1.4
Amusement, Gambling, and Recreation Industries		71,243	1.4
Fabricated Metal Product Manufacturing		70,147	1.4
Merchant Wholesalers, Nondurable Goods		68,736	1.3
Personal and Laundry Services		67,717	1.3
Miniwarehouse / Self-Storage		63,917	1.2
Food Services and Drinking Places		63,769	1.2
Private Equity & Special Purpose Entities (except 52592)		61,598	1.2
Food Manufacturing		57,748	1.1
Truck Transportation		54,135	1.0
Industries with >$50 million in outstandings	**$**	**4,392,037**	**84.6 %**
Industries with <$50 million in outstandings	$	800,146	15.4 %
Total Commercial Loans	**$**	**5,192,183**	**100.0 %**

Consumer Loans and Lease Financings	Total Outstanding Balance	
Real Estate-Residential Secured for Personal Purpose	$	832,632
Real Estate-Home Equity Secured for Personal Purpose		175,090
Loans to Individuals		25,544
Lease Financings		236,789
Total Consumer Loans and Lease Financings	**$**	**1,270,055**
Total	**$**	**6,462,238**

37

Credit Infrastructure 38 Approval Process Credit / Risk Owns Borrower Risk Risk Assessment/Analysis Portfolio Risk Assessment Credit Risk Structure Underwriting Process Approval Sign-Off Independent Loan Review Line of Business Owns Borrower Relationship Business/Industry Expertise or Analysis Transaction Structure Negotiations Term Sheet Shared Approval Process RISK Management Process Experienced credit team Conservative credit culture Centralized credit underwriting process Significant Management oversight via committee approvals for $10 million or greater

• Limited single signature lending authority. Joint signature up to $10.0MM, then management level loan committee for the largest exposures. ◦ Itemized report of all closed loans of $500K or more reported weekly to Officers Loan Committee. • Robust independent loan review process, using team based audits with risk based scope. • Generally, lending is in Pennsylvania, Delaware, New Jersey and Maryland. • Management of risk appetite through quarterly reporting to Enterprise Risk Management Committee of the Board (“ERM”). ◦ In-House commercial concentrations levels vs. policy limits, out of market lending report, largest commercial borrowers, regulatory concentrations vs. risk based capital, CRE regulatory guidance report. • CRE portfolio trends and market analysis, with stress testing, presented annually to ERM Committee, meeting regulatory expectations for portfolio stress testing. • Independent departments for appraisal and environmental report ordering, construction loan disbursement and monitoring. • Chief Risk Officer (Megan Santana) reports directly to the Board of Directors. Credit Overview 39

LINE OF BUSINESS OVERVIEW

Commercial Banking • 95 lenders, relationship managers and portfolio managers operating in four divisions established by geography (serving clients primarily in Pennsylvania, New Jersey, Delaware and Maryland) ◦ East Penn and New Jersey: Bucks, Montgomery, Chester, Delaware, Berks, Philadelphia, Lehigh and Northampton counties in Pennsylvania and Cape May, Atlantic and Burlington counties in New Jersey ◦ Central PA: Lancaster, York, Cumberland, Lebanon and Dauphin counties ◦ Western PA: Allegheny, Armstrong, Beaver, Butler, Fayette, Washington and Westmoreland counties ◦ Maryland: Baltimore, Baltimore City, Howard and Anne Arundel counties • Average loan size ◦ Commercial real estate - $618K ◦ C&I - $343K ◦ Tax-exempt - $1.3M • Commercial customer base provides large opportunity for cross-sell of cash management (deposits), wealth management and insurance products and services Tax-Exempt, 3.5% C&I, 18.7% Commercial Real Estate, 77.8% $5.2 billion, represents 80.3% of loans *includes $518 million of Residential Real Estate secured for Business Purpose 41 Commercial Banking Commercial Loan Detail as of 6/30/23

Consumer Banking • 28 financial service centers located in Bucks, Lancaster, Lehigh, Montgomery, Northampton and Philadelphia counties in PA; also operating 14 retirement centers in Bucks and Montgomery counties and 11 Regional Centers (Deposit Taking) • Proactively addressed continued reduction in transactional volume by closing 21 financial centers since September 2015; Reinvesting savings in our digital solutions and expanded operating footprint; Announced a plan in the 2nd Quarter of 2023 to close 3 additional financial centers • Financial centers staffed by combination of personal bankers and tellers, providing both transaction and consultative services augmented by technology • Focused on creating seamless customer experience between in-person and digital • Growth strategy focused on obtaining consumer business from commercial customers and their employee base 42

Mortgage Banking • 63 Loan Officers predominately operating in Bank’s core footprint • Primarily agency lender: FNMA, FHLMC, FHA, VA and USDA ◦ FNMA and FHLMC eligible loans sold with servicing retained ◦ GNMA issuer ◦ FHA, VA and USDA loans currently sold primarily to correspondents with servicing released; we will be ramping up in-house securitization with servicing retained ◦ Portfolio primarily non-conforming (size) hybrid ARMs • $1.5 billion in loans serviced for others as of 6/30/23; $8.2 million in mortgage servicing rights • Residential mortgages (includes home equity loans) on balance sheet of $1.0 billion or 15.6% of total loans as of 6/30/23 Chart data for the year ended December 31 except for 2023 (6/30) 43 $ (0 00 ) M SR A sset V alue ($000) Agency Correspondent Portfolio MSR Asset 2016 2017 2018 2019 2020 2021 2022 2023 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 $8,000 $8,500 $9,000 Mortgage Banking Residential Mortgage Originations

Univest Capital, Inc. • Equipment financing business with $237 million in lease receivables as of 6/30/23 • Average lease size $45,000 typically with four-year term • Primary industries served: health care, education/office, automotive, golf/turf, technology and energy • Manage residual risk by primarily using $1 buyout leases and equipment finance agreements (~$1.1 million of residuals as of 6/30/23) Chart data as of December 31 except for 2023 (6/30) 44 $ (0 00 ) Y ield Commercial Government Yield 2016 2017 2018 2019 2020 2021 2022 2023 — 40,000 80,000 120,000 160,000 200,000 240,000 280,000 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% Univest Capital Lease Financing

Wealth Management • Comprehensive wealth management platform including broker / dealer, municipal pension services, registered investment advisor, retirement plan services and trust • The wealth management division operates under the Girard brand (i.e., Girard Advisory Services, LLC, Girard Benefits Group, LLC, Girard Pension Services, LLC, Girard Investment Services, LLC) • Organic growth supplemented by acquisition ◦ Trust powers obtained in 1928 ◦ Broker / Dealer acquired in 1999 ◦ Municipal pension operation acquired in 2008 ◦ Registered investment advisor, Girard Partners, acquired in 2014 • $4.5 billion in assets under management/ supervision at 6/30/23 Chart data as of December 31 except for 2023 (6/30) $ (0 00 ) RIA & Pension Services Broker/Dealer Trust 2016 2017 2018 2019 2020 2021 2022 2023 — 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 45 Wealth Management Assets Under Management

Insurance • Independent insurance agency with more than 60 carrier relationships • Full service agency providing commercial and personal lines, employee benefits and HR consulting solutions • Built via a series of eight acquisitions beginning in 2000 • Agent for written premiums of $210 million as of 6/30/23. Chart data as of December 31 except for 2023 (6/30) $ (0 00 ) Commercial Personal Employee Benefits 2016 2017 2018 2019 2020 2021 2022 2023 — 25,000 50,000 75,000 100,000 125,000 150,000 175,000 200,000 225,000 46 Insurance Agent Written Premiums

APPENDIX (Non-GAAP Reconciliations)

Appendix – Non-GAAP Reconciliations

$s in millions		2017		2018		2019		2020		2021		2022		YTD Q2 2023
1. Tangible Common Equity														
Shareholders' Equity	$	603,374	$	624,133	$	675,122	$	692,472	$	773,794	$	776,500	$	805,222
Less: Goodwill		172,559		172,559		172,559		172,559		175,510		175,510		175,510
Less: Other Intangibles [1]		7,357		5,264		3,815		2,580		4,210		3,251		2,767
Tangible Common Equity	$	423,458	$	446,310	$	498,748	$	517,333	$	594,074	$	597,739	$	626,945
2. Average Tangible Common Equity														
Average Shareholders' Equity	$	527,087	$	612,197	$	652,453	$	668,201	$	734,456	$	771,499	$	797,980
Less: Average Goodwill		172,559		172,559		172,559		172,559		172,810		175,510		175,510
Less: Average Other Intangibles [1]		8,751		6,258		4,548		3,181		2,338		3,694		3,030
Average Tangible Common Equity	$	345,777	$	433,380	$	475,346	$	492,461	$	559,308	$	592,295	$	619,440
3. Core Net Interest Income excluding PPP														
Net Interest Income	$	143,176	$	158,062	$	169,232	$	174,361	$	188,383	$	218,297	$	113,647
Tax Equivalent Interest Income [2]		5,637		2,649		2,594		2,466		2,128		1,915		669
Net Interest Income Tax Equivalent	$	148,813	$	160,711	$	171,826	$	176,827	$	190,511	$	220,212	$	114,316
Less: PPP Net Interest Income		—		—		—		7,862		15,032		797		—
Core Net Interest Income excluding PPP	$	148,813	$	160,711	$	171,826	$	168,965	$	175,479	$	219,415	$	114,316
4. Core Noninterest Expense & Core Noninterest Expense, excluding PA shares tax														
Noninterest expense	$	130,713	$	137,239	$	146,090	$	154,998	$	167,409	$	186,774	$	99,328
Less: Restructuring costs		—		571		—		1,439		—		184		1,330
Plus: FDIC Small Bank Assessment Credit		—		—		1,102		—		—		—		—
Plus: Capitalized compensation for PPP Loans		—		—		—		1,280		616		—		—
Less: Digital transformation		—		—		—		—		—		3,806		710
Less: Market Expansions		—		—		—		—		—		705		1,662
Core Noninterest Expense	$	130,713	$	136,668	$	147,192	$	154,839	$	168,025	$	182,079	$	95,626
Less: Bank Capital Stock Tax Expense		3,644		3,857		3,895		4,376		4,728		4,833		2,610
Core Noninterest Expense, excl PA shares tax	$	127,069	$	132,811	$	143,297	$	150,463	$	163,297	$	177,246	$	93,016

1. Amount does not include mortgage servicing rights
2. Based upon a pro forma 21% tax rate for all periods presented.

48

Appendix – Non-GAAP Reconciliations (cont.)

$s in millions	2017	2018	2019	2020	2021	2022	YTD Q2 2023
5. Core Tax Equivalent Revenue							
Total Revenue	$ 202,416	$ 218,235	$ 234,654	$ 252,689	$ 271,607	$ 296,182	$ 153,160
Plus: Tax Equivalent Adjustment	6,697	3,493	3,439	3,248	3,186	2,922	1,083
Tax Equivalent Revenue [1]	$ 209,113	$ 221,728	$ 238,093	$ 255,937	$ 274,793	$ 299,104	$ 154,243
Less: BOLI Death Benefits (Tax Equivalent)	—	715	—	—	1,392	1,237	—
Less: PPP Net Interest Income	—	—	—	7,862	15,032	797	—
Core Tax Equivalent Revenue	$ 209,113	$ 221,013	$ 238,093	$ 248,075	$ 258,369	$ 297,070	$ 154,243
6. Core Pre-Tax Pre-Provision Income less Net Charge-offs ("PTPP-NCO")							
Pre-Tax Income	$ 61,811	$ 60,686	$ 80,053	$ 56,897	$ 114,330	$ 97,210	$ 47,017
Plus: Provision for Credit Losses	9,892	20,310	8,511	40,794	(10,132)	12,198	6,815
Less: BOLI Death Benefits	889	446	—	—	1,101	977	—
Plus: Restructuring Charges	—	571	—	1,439	—	184	1,330
Less: Net Charge-offs	5,836	12,501	2,551	4,648	213	3,895	3,354
Less: FDIC Small Bank Assessment Credit	—	—	1,102	—	—	—	—
Less: PPP Activity	—	—	—	9,142	15,648	797	—
Plus: Loss on Sale of Loans	—	—	—	—	—	—	250
Plus: Digital transformation	—	—	—	—	—	3,806	710
Plus: Market Expansions	—	—	—	—	—	705	1,490
Core PTPP-NCO	$ 64,978	$ 68,620	$ 84,911	$ 85,340	$ 87,236	$ 108,434	$ 54,258
Plus: Intangible expense	2,582	2,166	1,595	1,216	979	1,293	506
Core PTPP-NCO excluding intangible expense	$ 67,560	$ 70,786	$ 86,506	$ 86,556	$ 88,215	$ 109,727	$ 54,764
7. Average Interest Earning Assets excluding Excess Liquidity and PPP Loans							
Average Interest Earning Assets	$ 3,938,520	$ 4,321,322	$ 4,783,680	$ 5,594,910	$ 6,232,133	$ 6,520,116	$ 6,873,287
Less: Average PPP Loans	—	—	—	342,920	281,484	7,939	—
Less: Average Excess Liquidity [2]	—	94,669	101,760	234,372	436,351	285,875	7,364
Avg Int Earning Assets excl. Excess Liq. & PPP	$ 3,938,520	$ 4,226,653	$ 4,681,920	$ 5,017,618	$ 5,514,298	$ 6,226,302	$ 6,865,923
8. Average Assets Excluding PPP							
Average Assets	$ 4,356,540	$ 4,737,772	$ 5,224,583	$ 6,006,877	$ 6,655,443	$ 6,956,292	$ 7,330,616
Less: Average PPP Loans	—	—	—	342,920	281,484	7,939	—
Average Assets Excluding PPP	$ 4,356,540	$ 4,737,772	$ 5,224,583	$ 5,663,957	$ 6,373,959	$ 6,948,353	$ 7,330,616
9. Total Loans excluding PPP							
Total Loans	$ 3,620,067	$ 4,006,574	$ 4,386,836	$ 5,306,841	$ 5,310,017	$ 6,123,230	$ 6,462,238
Less: PPP Loans	—	—	—	483,773	31,748	2,147	—
Total Loans excluding PPP	$ 3,620,067	$ 4,006,574	$ 4,386,836	$ 4,823,068	$ 5,278,269	$ 6,121,083	$ 6,462,238

1. Based upon a pro forma 21% tax rate for all periods presented.
2. Excess liquidity is defined by Management as Interest Earning Deposits with Other Banks greater than $40 million

49